Exhibit 5.01

October 2, 2012

SCANA Corporation
100 SCANA Parkway
Cayce, South Carolina 29033

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of SCANA Corporation (the “Company”). I have acted as counsel to the Company in connection with the Company’s proposed issuance and sale from time to time of its Medium Term Notes (the “Notes”), its Junior Subordinated Notes (the “Junior Subordinated Notes”) and its common stock (the “Common Stock”), as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof for the registration of the Notes, the Junior Subordinated Notes and the Common Stock under the Securities Act of 1933, as amended (the “Act”), with which Registration Statement this opinion is included as an Exhibit.

In connection with the delivery of this opinion, I have examined originals or copies of (a) the Restated Articles of Incorporation, as amended, and Bylaws of the Company; (b) the Registration Statement (including the prospectus forming a part thereof) and the exhibits thereto; (c) certain resolutions adopted by the Board of Directors of the Company; (d) the Indenture dated as of November 1, 1989 (the “Note Indenture”), made by the Company to The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee, incorporated by reference in the Registration Statement, pursuant to which the Notes are issued; (e) the Junior Subordinated Indenture dated as of November 1, 2009 (the “Subordinated Indenture”), made by the Company to U.S. Bank National Association, as Trustee, incorporated by reference in the Registration Statement, pursuant to which the Junior Subordinated Notes are issued and (f) such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, as I have considered necessary.

Based on the foregoing, I am of the opinion that:

1. With respect to the Notes of each series, when (a) the Registration Statement, and any subsequent amendments thereto, have become effective under the Act; (b) the Note Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (c) the Board of Directors of the Company, or a duly authorized committee, has taken such action as may be necessary to authorize the issuance and sale by the Company of the Notes of such series on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Notes of such series, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Notes from time to time; (d) the specific terms of each Note of such series have been determined within the authorizations referred to above, and a prospectus supplement relating to the Notes of such series has been filed with the Commission; and (e) the Notes of such series have been duly executed, authenticated, issued and delivered in accordance with the corporate authorizations aforesaid, the Notes of each series will be duly authorized and will constitute legal, valid and binding obligations of the Company, subject as to enforceability to applicable bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights generally and general equitable principles, and will be entitled to the benefits of the Note Indenture.

2. With respect to the Junior Subordinated Notes of each series, when (a) the Registration Statement, and any subsequent amendments thereto, have become effective under the Act; (b) the Subordinated Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (c) the Board of Directors of the Company, or a duly authorized committee, has taken such action as may be necessary to authorize the issuance and sale by the Company of the Junior Subordinated Notes of such series on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Junior Subordinated Notes of such series, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Junior Subordinated Notes from time to time; (d) the specific terms of each Junior Subordinated Note of such series have been determined within the authorizations referred to above, and a prospectus supplement relating to the Junior Subordinated Notes of such series has been filed with the Commission; and (e) the Junior Subordinated Notes of such series have been duly executed, authenticated, issued and delivered in accordance with the corporate authorizations aforesaid, the Junior Subordinated Notes of each series will be duly authorized and will constitute legal, valid and binding obligations of the Company, subject as to enforceability to applicable bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights generally and general equitable principles, and will be entitled to the benefits of the Subordinated Indenture.

3. With respect to the Common Stock, when (a) the Registration Statement, and any subsequent amendments thereto, have become effective under the Act; (b) the Board of Directors, or the particular officers authorized thereby, have taken such action as may be necessary to authorize the issuance and sale of the Common Stock on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Common Stock, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Common Stock from time to time; (c) the specific terms of each offering of the Common Stock have been determined within the authorizations referred to above, and a prospectus supplement relating to such offering has been filed with the Commission; and (d) the Common Stock has been duly executed, registered and delivered to the purchaser or the purchasers thereof against receipt of the purchase price therefor, the Common Stock will have been duly authorized and legally and validly issued and will be fully paid and non-assessable.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of South Carolina, the State of New York and the federal laws of the United States. Each of the Note Indenture, the Notes of each series, the Subordinated Indenture and the Junior Subordinated Notes of each series are governed by the laws of the State of New York, and in rendering my opinion as to the legality, validity and binding effect of the Notes and Junior Subordinated Notes of such series, I have relied upon the opinion of Troutman Sanders LLP with respect to matters of New York law. Except to the extent of such reliance, the opinion rendered herein is limited to the laws of the State of South Carolina and the federal laws of the United States.

I hereby consent to the filing of this opinion with the Registration Statement to be filed by the Company on the date hereof. In giving the foregoing consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/Ronald T. Lindsay, Esq.
Ronald T. Lindsay
Senior Vice President and General Counsel